SCHEDULE 14A - INFORMATION REQUIRED IN PROXY STATEMENT

                        Schedule 14A Information

                Proxy Statement Pursuant to Section 14(a)
                 of the Securities Exchange Act of 1934

Filed by the Registrant    [  X  ]
Filed by a Party other than the Registrant        [    ]
Check the appropriate box:
[    ]     Preliminary Proxy Statement
[  X ]     Definitive Proxy Statement
[    ]     Definitive Additional Materials
[    ]     Soliciting Material Pursuant to section 240.-14a-11(c) or
           sectin 240.14a-12


                     HUDSON'S GRILL OF AMERICA, INC.
            (Name of Registrant as Specified in its Charter)


                     HUDSON'S GRILL OF AMERICA, INC.
               (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):
[  X ]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
           or 14a-6(j)(2).
[    ]     $500 per each party to the controversy pursuant to
           Exchange Act Rule 14a-6(i)(3).
[    ]     Fee computed on table below per Exchange Act Rules 14a-
           6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction
     applies:        N/A
(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4)  Proposed maximum aggregate value of transaction:


     Set forth the amount on which the filing fee is calculated and state how it was determined.

[    ]     Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:
(2)  Form, Schedule or Registration Statement No.
(3)  Filing Party:
(4)  Date Filed:

                      HUDSON'S GRILL OF AMERICA, INC.
                          16970 Dallas Parkway
                                Suite 402
                          Dallas, Texas  75248

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of Shareholders of HUDSON'S GRILL OF
AMERICA, INC. (the "Company"), will be held at the Hudson's Grill restaurant located at 708 Grapevine Highway, Hurst, Texas 76054, on May 28, 1996, at 10:00 a.m. to act upon the following proposals:

1.   To elect three (3) directors;

2.   To ratify the selection of independent auditors;

3. To vote upon a proposal to amend article III of the Articles of Incorporation to increase the authorized Common Stock of the Company from 10,000,000 shares, no par value per share, to 100,000,000 shares, no par value per share; and

4. To consider such other business as may properly come before the meeting and any adjournments or postponements thereof.

     Details relating to the above matters are set forth in the attached Proxy Statement. Your management is not aware of any other matters to come before the meeting. The Board of Directors has fixed the close of business on April 25, 1996, as the record date for shareholders entitled to notice of and to vote at the Annual Meeting.

     You are urged to fill in, date, sign and promptly return the Proxy in the enclosed addressed envelope to which no postage need be affixed if mailed in the United States. If you do not attend the Annual Meeting, you may supersede your executed Proxy prior to voting by filing a Proxy bearing a later date, by filing a written revocation of the Proxy or by attending the meeting and voting in person. In order to be valid, the enclosed Proxy (or any new proxy or proxy revocation) must be received by the Secretary not later than 10:00 a.m., May 28, 1996.

     IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU ARE URGED TO
DATE, SIGN AND RETURN THE ENCLOSED PROXY WITHOUT DELAY. A BUSINESS REPLY ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                            Mitzy Ferguson
                                            Secretary


Dallas, Texas
April 25, 1996

                            PROXY STATEMENT

                     HUDSON'S GRILL OF AMERICA, INC.
                          16970 Dallas Parkway
                                Suite 402
                          Dallas, Texas  75248

                           GENERAL INFORMATION


     The enclosed Proxy is solicited by the Board of Directors (the "Board") of HUDSON'S GRILL OF AMERICA, INC. (the "Company").

     This Proxy Statement is furnished in connection with the solicitation of the Proxies by the Company to be voted at its Annual Meeting of Shareholders to be held May 28, 1996, and at any adjournment and postponement thereof. The Annual Meeting is to be held at 10:00 a.m. at the Hudson's Grill restaurant at 708 Grapevine Highway, Hurst, Texas 76054.

     A person giving the Proxy may revoke it at any time prior to the exercise thereof by giving written notice to the Secretary of the Company, attending the meeting and voting in person, or filing a duly executed Proxy bearing a later date with the Secretary. The mailing to shareholders of this Proxy Statement and the enclosed form of Proxy will commence on or about April 26, 1996.

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed herewith, will be paid by the Company. Officers and employees of the Company may communicate with shareholders personally or by mail, telegraph, telephone or otherwise, for the purpose of soliciting such Proxies, but in such event no additional compensation will be paid to any such persons for such solicitation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to the beneficial owners of shares, in which case they will be reimbursed for their expenses.

     Shares represented by valid Proxies will be voted in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast for the election of directors herewith named, and for the ratification of the Company's selection of Hein + Associates, LLP, as independent auditors for the Company.

                              VOTING SHARES

     Shareholders of record as of the close of business on April 25, 1996, will be entitled to vote at the Annual Meeting and at any adjournments thereof. At such date there were Six Million, Fifty-Six Thousand, Nine Hundred Eighty Six (6,056,986) shares of Common Stock. Each shareholder of record is entitled to one (1) vote for each share of stock owned, except that shareholders may have cumulative voting rights with respect to the election of directors. See "Cumulative Voting."

                            CUMULATIVE VOTING

     Pursuant to California law, no shareholder may cumulate votes unless the candidate's or candidates' name(s) for which such votes are to be cast have been placed in nomination prior to the voting and a shareholder who is present in person at the Annual Meeting has given notice at the Annual Meeting and prior to voting of the shareholder's intention to cumulate the shareholder's votes. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Management does not, at this time, intend to give such notice nor to cumulate the votes it may hold pursuant to the proxies solicited hereby, unless the required notice by a shareholder is given in proper form at the Annual Meeting, in which instance management intends to cumulatively vote all the proxies held by it in favor of the nominees for office as set forth herein in such a way as to maximize the possibility that the nominees will be elected.

     In the event cumulative voting shall be utilized, each shareholder may give one candidate a number of votes equal to the number of directors to be elected (three) multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder desires. The three (3) candidates receiving the highest number of votes are elected.

                         COMMITTEES OF THE BOARD

     The Board held two meetings during fiscal 1995. Each incumbent director during the fiscal year ended December 31, 1995, attended more than seventy-five percent (75%) of all meetings of the Board during the time he was a member and of the Committees of which he was a member.

     The Board has an Audit Committee composed of two members of the Board. The members of this committee are appointed by the Board to serve until their successors are appointed.

     The Audit Committee was composed of Directors C.J. Osborn and
D. Marion Wood. This committee supervises and reviews the fiscal and accounting procedures and practices of the Company, reviews the audit and financial statements with the Company's independent accountants, and reports its finding and recommendations to the Board for appropriate action. The Committee met two times during the fiscal year ended December 31, 1995.

     The Board does not have a Nominating Committee, and it does not have a Compensation Committee. Nominees may be recommended to the Board in writing by any shareholder. Compensation matters are considered by the whole Board of Directors.

     Each of the nominees has consented to be named herein and to serve if elected. However, if any nominee at the time of election is unable or unwilling to serve as a director, or is otherwise unavailable for election, the shares represented by proxies will be voted for the election of such other person as the Board may designate or, in the absence of such designation, for a nominee selected by the persons named in the enclosed form of Proxy, or, if there is no qualified nominee willing to serve, the position will be left vacant.

     Certain information concerning the director nominees is set forth below:

Name                             Age        Position
DAVID L. OSBORN                  47         Chairman of the Board,
                                            President & Chief
                                            Executive Officer
D. MARION WOOD                   50         Principal Financial Officer
THOMAS A. SACCO                  42         Senior Vice President

     David L. Osborn was elected as a Director in May 1990. He was elected Chairman of the Board, President and Chief Executive Officer in August 1993. Mr. Osborn is the Chief Executive Officer of Southpoint Management Corporation, which owns and operates restaurants, and is Chief Executive Officer of Famous Bars, Grills & Cafes of America, Inc., which is a franchisee of Hudson's Grill. He is also a partner in D.A.C. Associates, which is a franchisee of Hudson's Grill, too.

     D. Marion Wood was elected as a Director and Chief Financial
Officer in August 1993. He is a C.P.A. and is a shareholder in Wood, Hearn, McClanahan & Company, PLLC, an accounting firm in
Dallas, Texas.

     Thomas A. Sacco was elected Senior Vice President in May 1995. He is Vice President of Dalms, Inc., a provider of consulting services to the Company. In addition, he currently serves as Vice Chairman of the Board of Directors of Triangle Food Service Corporation, which operatesa 35 cafeterias and is based in Dallas, Texas.

     No director currently receives any direct compensation as a director, except for reimbursement of expenses.

     All directors are elected for a term of one (1) year and serve until their successors have been duly elected and qualified.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                          OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the shares of Common Stock beneficially owned, directly or indirectly, by (i) persons owning, to the Company's knowledge, five percent (5%) or more of the outstanding shares of Common Stock, (ii) each director of the Company, and (iii) all directors and executive officers of the Company as a group, in each case as of December 31, 1995.

                                 Number of
                                 Shares                Percentage of
                                 Beneficially                Total Shares
Name and Address                 Owned                 Outstanding

Directors/Officers:

DAVID L. OSBORN                  1,867,417  (1)        30.8%
     16970 Dallas Parkway,
     Suite 402
     Dallas, TX 75248

CLIFFORD J. OSBORN               745,618    (1)        12.3%
     5581 East Finisterra Drive
     Tucson, Arizona  85715

D. MARION WOOD                   602,846    (1)        10.0%
     16970 Dallas Parkway,
     Suite 500
     Dallas, TX 75248

THOMAS A. SACCO                  0          (2)        0.0%
     16970 Dallas Parkway,
     Suite 402
     Dallas, Texas 75248

MITZY FERGUSON                   220                   0.0%
     16970 Dallas Parkway,
     Suite 402
     Dallas, Texas  75248

All directors and executive
     officers as a group
     (4 persons)                 3,172,101             52.4%

Others Owning 5% or More
Of the Company's Common Stock:

ANTHONY B. DUNCAN                1,044,311  (1)        17.2%
     10732 Alta Lomo
     El Paso, TX 79935

ROY J. MILLENDER, JR.            500,000    (1)        8.3%
     129 Calle Bello
     Santa Barbara, CA 93108

CHARLES L. BOPPELL               490,056    (1)        8.1%
     1010 Hot Springs Road
     Santa Barbara, CA 93108


(1)  Shared voting and investment power is held for these shares.

(2) Mr. Sacco received options to purchase 400,000 shares of the Company's stock in May 1995. On May 1, 1995, an option to purchase 100,000 of these shares vested; the remaining options to purchase 300,000 shares vest in three equal increments during the next three years, provided that Mr. Sacco is providing full time consulting services to the Company on May 1st of each of these next three years.

     In August 1993, David L. Osborn purchased control of the Company from Roy J. Millender, Jr. Mr. Osborn bought 2,679,000 shares of common stock from Mr. Millender for $1 (paid by Mr. Osborn without any financing) and Mr. Osborn's efforts to revitalize and reorganize the Company. Prior to this purchase, Mr. Osborn beneficially owned, either directly, indirectly or through a voting trust, 1,398,652 shares of stock, of which 913,235 shares were in a voting trust that terminated May 4, 1994. On August 28, 1995, Mr. Osborn distributed 1,297,000 shares to certain parties to whom he had promised shares without receiving any monetary consideration for the transfer. D. Marion Wood received 505,000 shares from Mr. Osborn; Clifford J. Osborn received 200,000 shares; and Anthony B. Duncan received 592,000 shares. As of December 31, 1995, Mr. Osborn was the beneficial owner of 1,867,417 shares of stock, which is 30.8% of the Company's outstanding shares. Mr. Osborn directly owns 1,439,856 shares of stock, which is 23.8% of the Company's outstanding shares.

     Effective January 27, 1994, the Company, as part of an agreement to reduce its secured debt, agreed with Travis Bryant, its largest creditor, to grant Mr. Bryant a stock warrant for four
(4) million shares exercisable at a price of one-sixteenth (1/16th) of a dollar for a period of ten (10) years. In exchange, Mr. Bryant forgave most of the Company's secured debt owed to him. If Mr. Bryant exercises a substantial portion of his stock warrant, he could become the Company's largest shareholder; in addition, Mr. Osborn's control of the Company would be greatly reduced.

                  REMUNERATION AND RELATED INFORMATION

     The following table sets forth for the year ended January 2, 1994, certain information as to each of the Company's five (5) most highly compensated executive officers and as to all executive officers as a group:

Name of Individual
or Number of          Capacities in                    Total Annual
Persons in Group      Which Served          Year       Compensation

DAVID L. OSBORN       President, CEO        1995       $0         (1)
                                            1994       $0
                                            1993       $0

D. MARION WOOD        Chief Financial       1995       $0         (1)
                      Officer               1994       $0
                                            1993       $0

THOMAS A. SACCO       Senior Vice           1995       $0         (2)
                      President             1994       $0
                                            1993       $0

MITZY FERGUSON        Secretary             1995       $47,500    (1)
                                            1994       $44,000
                                            1993       $0

All executive officers
as a group
(4 persons)                                            $47,500

(1) Mr. Osborn and/or companies affiliated with him were reimbursed for travel expenses incurred on behalf of the Company, but received no remuneration for his work. In 1995 he or his affiliated companies were reimbursed $12,792.58 for his travel.
Ms. Ferguson was reimbursed $11,704.54 for her travel expenses, and
D. Marion Wood was reimbursed $961.93 for his travel expenses.

(2) Mr. Sacco works for Dalms, Inc., which is being paid consulting fees to provide his services to the Company. In 1995, Dalms, Inc., was paid $123,688.99 for Mr. Sacco's services and travel. In addition, Mr. Sacco received unvested options to purchase 400,000 shares of the Company's common stock. Provided he is still providing services to the Company on a fulltime basis as of the vesting date, each May 1st beginning 1995 and ending on May 1, 1998, options to purchase 100,000 shares will vest with him.
The vested options are exercisable at the market price as of the date of vesting.

     Under the Company's Amended and Restated Incentive Stock Option Plan adopted in 1989, and approved by the shareholders (the "Plan"), the Company is authorized to grant options to selected officers and employees to purchase up to an aggregate of Eight Hundred Twenty Five Thousand (825,000) shares of Common Stock. As of December 31, 1995, there were no outstanding options to purchase shares of Common Stock under the Plan. Under the terms of the Plan, options are granted at not less than the fair market value on the date of grant, become exercisable in increments of twenty percent (20%) per year for each year of employment after the date of grant (except the final twenty percent (20%) increment becomes exercisable four (4) years and six (6) months after the date of the grant) and remain exercisable for a period of five (5) years from the date of grant. The options terminate once employment terminates.

                          CERTAIN TRANSACTIONS

     As of February 1994, the Company's headquarters were moved from California to Dallas, Texas. The Company is now leasing space for its headquarters from Wood, Osborn and Osborn, a company partially owned by two of the Company's directors, for $600 per month plus its share of utilities expenses. The Company considers this rental a fair market value for the space it is renting. This space is in the same office building that leases space to the Company's President and its Chief Financial Officer; thus the management of the Company is more efficient because its executives work near the headquarters, and travel costs are reduced.

     Mr. David L. Osborn is affiliated with Southpoint Management Corporation, DAC Associates and Famous Bars, Grills & Cafes of America, Inc. ("FGA"). These companies, in turn, are affiliated with owning and operating the Hudson's restaurants in Texas, which are franchises granted by the Company. The franchise agreement for Texas was entered into before Mr. Osborn became involved in the management of the Company. Mr. Clifford J. Osborn is also affiliated with DAC Associates.

     In January 1994, pursuant to obligations under an agreement to reduce its debt to the Company's largest creditor, Travis Bryant, the Company loaned an additional $1 million to FGA (which is evidenced by the "FGA Note"), which was in addition to a debt of about $300,000 that FGA already owed the Company. Prior to January 1994 FGA was also partly owned by Mr. Bryant. If FGA fails to make any payments to the Company, the Company has the right to use the payments owed to it under the FGA Note to offset payments owed by the Company to Mr. Bryant.

     Subsequent to December 31, 1995, FGA formally requested and obtained from the Company a modification of the "FGA Note"; the Company will forego payments until February 1997, at which time the entire amount of unpaid principal and interest will be amortized at 8% over ten years. Correspondingly, the Company began to exercise its right of offset on its note payable to Mr. Bryant. The Company was assigned several notes receivable with an aggregate face value of $1,199,000 as additional collateral in connection with the modification of the FGA Note.



                             PROPOSAL NO. 1
                          ELECTION OF DIRECTORS
THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR
THE ELECTION OF THE THREE (3) NOMINEES FOR DIRECTORS
NAMED IN THIS PROXY STATEMENT.

     Three (3) directors are to be elected, with each director to hold office until the next Annual Meeting or until his successor is elected and qualified. The persons named as proxies in the enclosed Proxy have been designated by management and intend to vote for the election of the persons named below to the Board, except where authority is withheld by the shareholder.

                             PROPOSAL NO. 2
          RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
THE BOARD RECOMMENDS A VOTE IN FAVOR OF THIS
PROPOSAL.

     Hein + Associates, LLP, has been selected as the Company's independent auditors for the fiscal year ending January 5, 1997.
This firm served as the Company's independent auditors for the period ended December 31, 1995.

                             PROPOSAL NO. 3
                PROPOSAL TO AMEND THE COMPANY'S ARTICLES
                             OF INCORPORATION
THE BOARD RECOMMENDS A VOTE IN FAVOR OF THIS
PROPOSAL.

Description of the Proposed Amendment and Vote Required

     On February 26, 1996, the Board of Directors unanimously adopted resolutions approving a proposal to amend article III of the Company's Articles of Incorporation in order to increase the number of shares of Common Stock which the Company is authorized to issue from 10,000,000, no par value per share, to 100,000,000, no par value per share. The Board of Directors determined that such amendment is advisable and directed that the proposed amendment be considered at the Annual Meeting of Share Owners to be held May 28, 1996. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company is required to approve the proposed amendment.

     The full text of the proposed amendment to the Articles of Incorporation is set forth in Appendix A to this Proxy Statement.
The amendment will not affect shares of Preferred Stock, if any are authorized.

Purposes and Effects of Increasing the Number of Authorized Shares of Common Stock

     The proposed amendment would increase the number of shares of Common Stock which the Company is authorized to issue from 10,000,000 to 100,000,000. The additional 90,000,000 shares would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding. The holders of Common Stock of the Company are not entitled to preemptive rights or cumulative voting, except as permitted by California law.

     The Board of Directors believes it desirable to have additional authorized shares in order to meet the Company's obligations to issue shares if certain warrants, that are currently outstanding, are exercised. The Company, as of April 25, 1996, had 6,056,986 shares of stock issued, and also had warrants and options outstanding requiring it to deliver 4,400,000 shares. At the present, should all warrant holders elect to exercise their option to purchase Company shares, the Company would not have enough authorized shares to issue stock to the warrant and option holders. Thus, it would be required to obtain 456,986 shares on the open market, which in turn could deplete, if not completely eliminate the Company's cash and credit. Possibly, it might not have enough resources to satisfy its obligation to purchase the necessary shares. If the Company is authorized to issue more shares than it is currently authorized to do, none of these aforementioned problems could arise. Increasing the number of shares that the Company is authorized to issue will not cost the Company, except to the extent that it incurs legal fees and filing fees to file articles of amendment with the state of California, which fees the Company feels will not be substantial. Furthermore, should the Company desire to issue more shares in order to raise capital, it would not be restricted from doing so. In order that it have wide latitude in the future, the Directors proposed that the limit on the number of authorized shares be increased by 90,000,000 shares. This will also enable enough shares to be available if in the future the Company wants to have a stock split, to issue a stock dividend or to grant options to employees, officers, and directors.

                     INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has invited its accountants from Hein + Associates, LLP, to be present at the Annual Meeting; therefore they may be present. If a representative of Hein + Associates, LLP, is present at the Annual Meeting of Shareholders, the representative will be allowed to answer appropriate questions, and will be afforded an opportunity to make a statement if so desired. Prior to the appointment in December 1993 of Hein + Associates, LLP, Deloitte & Touche was dismissed in December 1993 as the Company's accountants and replaced by Hein + Associates, LLP. Neither of Deloitte & Touche's reports for the previous two fiscal years contained an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles. The Audit Committee of the Board of Directors recommended to the Board that Hein + Associates, LLP, be hired instead of Deloitte & Touche, and the Directors so decided. The Company did not have any disagreements with Deloitte & Touche about any accounting matters, financial statement disclosure, or scope of audit or procedure. Prior to hiring Hein + Associates, LLP, the Company had not contacted them about what types of opinions they might make about the Company's financial statements or about any specific transactions.

                  COMPLIANCE WITH SECTION 16(a) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that filing requirements applicable to its officers and directors were complied with during the 1995 fiscal year.

               DEADLINE FOR STOCKHOLDER PROPOSALS FOR 1997

     Stockholder proposals to be presented at the 1997 Annual
Meeting must be received by the Company on or before February 1, 1997, for inclusion in the proxy statement and form of proxy relating to that meeting.

                              OTHER MATTERS

     Management of the Company does not know of any other matters to be presented for action at the Annual Meeting. However, if any other matters should be properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote said Proxy in accordance with their best judgment.

                            OTHER INFORMATION

     The Annual Report to Shareholders of the Company for the year ended December 31, 1995, is mailed herewith to shareholders of record at the close of business on April 25, 1996.

     IF YOU WOULD LIKE A COPY OF THE COMPANY'S ANNUAL REPORT OR
FORM 10-KSB, PLEASE CONTACT THE SECRETARY AT (214) 931-9743.


                                            Mitzy Ferguson
                                            Secretary

Dallas, Texas
April 25, 1996

f\sec\960417.O01

                              APPENDIX A

RESOLVED, that the Articles of Incorporation of the Company be, and the same hereby is, amended by deleting the current Article III thereof, and substituting the following:

                                  "III.

     This Corporation is authorized to issue only one (1) class of shares of stock, and the total number of shares which this Corporation is authorized to issue is One Hundred Million
(100,000,000) shares of common stock, no par value per share."